August 30, 1996




Community Care of America, Inc.
3050 N. Horseshoe Drive, #260
Naples, FL 33942

         Attn.:
         Mr. David Fater

         Chief Financial Officer

Gentlemen:

     During the past few days we have had discussions concerning plans of Community Care of America, Inc. and its subsidiaries (collectively, "CCA") to acquire certain hospitals, to raise debt or equity capital to fund those acquisitions, and to repay certain indebtedness due Health and Retirement Properties Trust ("HRP") and others. Because of the timing of the acquisition expenditures and the fund raising activities, CCA has requested that HRP make modifications in the existing loan and lease requirements between CCA and HRP. After considering these requests and, at your request, conferring with CCA's investment bankers, HRP is willing to make certain modifications to the existing loan and lease requirements, as follows:

1. Compliance with the CCA working capital covenant contained in the lease and loan documentation will be waived to November 29, 1996.

2. Payments of interest, principal, rent and charges due from CCA to HRP under the loan and lease documentation on or about September 1 and October 1, 1996 may be deferred to November 29, 1996. Interest shall accrue on the amount of all such deferred payments from the date they are currently contractually due through the date of their payment at the overdue rate of 18% per annum. All such deferred payments together with interest thereon will be due and payable on the earlier of i) November 29, 1996, or ii) the date CCA completes any debt or equity issuance.

3. Among the obligations currently due from CCA to HRP is a certain loan evidenced by a note dated as of March 29, 1996 in the original principal amount of $10 million. The documentation of this loan permits HRP to require prepayments, together with a prepayment premium, on or after January 1, 1997, from the prepayment premium, on or after January 1, 1997, from the proceeds received by CCA from certain sales of equity or debt securities. The terms of this loan are hereby modified as follows:




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Community Care of America, Inc.
August 30, 1996
Page 2


     (i)This loan, together with the prepayment premium, shall be prepaid from the first proceeds of any equity or debt (or any combination thereof) issued by CCA after the date hereof.

     (ii)The prepayment premium is hereby fixed as the greater of i) the amount due as of the date of prepayment as calculated under the current contract; or ii) $2,600,000.

4. All loan and lease documentation between CCA and HRP shall remain in full force and effect, as specifically modified hereby, and are hereby ratified and confirmed. The modifications set forth herein do not constitute a waiver or modification of any term, condition or covenant of such loan and lease documentation other than as expressly set forth herein, and shall not prejudice any rights which HRP may now or hereafter have under or in connection with such loan or lease documentation.

5. CCA acknowledges that immediately prior to its acceptance of this letter, it is obligated to pay all indebtedness and obligations arising under its loan and lease documentation with HRP, and that it has no right of set-off, counterclaim or defense with respect thereto. In consideration of HRP's agreements contained herein, CCA does hereby release and forever discharge HRP and its affiliates, officers, directors, agents, attorneys, employees, successors and assigns, of and from all manner of actions, causes of action, suits, judgments, claims and demands whatsoever, in law or in equity, which have arisen from the beginning of time up and including the date hereof, whether arising in connection with the transactions contemplated hereby or by the loan or lease documentation, or otherwise.

6. THE DECLARATION OF TRUST ESTABLISHING HRP, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER SHAREHOLDER, EMPLOYEE OR AGENT OF HRP SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HRP. ALL PERSONS DEALING WITH HRP IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HRP FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.





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Community Care of America, Inc.
August 30, 1996
Page 3


     The modifications set forth herein shall be effective upon their acceptance by CCA on or before 5:00 p.m., E.D.T. on Tuesday, September 3, 1996. If these modifications are acceptable to CCA please sign and return a copy hereof to be undersigned via FAX on September 3 with original via FEDEX for delivery thereafter.





                                                         Very truly yours,

                                                         /s/ Barry M. Portnoy

                                                         Barry M. Portnoy

                                                         Managing Trustee

ACCEPTED
COMMUNITY CARE OF AMERICA, INC.

By__/s/ Gary Singleton
Gary Singleton
Chief Executive Officer

By__/s/ David H. Fater
David H. Fater
Chief Financial Officer

ECA HOLDINGS, INC.
ECA PROPERTIES, INC.
CCA ACQUISITION I, INC.
MARIETTA/SCC, INC.
GLENWOOD/SCC, INC.
DUBLIN/SCC, INC.
MACON/SCC, INC.
COLLEGE PARK/SCC, INC.
COMMUNITY CARE OF NEBRASKA, INC.
W.S.T. CARE, INC.
QUALITY CARE OF LYONS, INC.
QUALITY CARE OF COLUMBUS, INC.

By:____/s/ David H. Fater
Name:David H. Fater
Title:CFO

By signing above the foregoing officers certify that this action has been duly authorized.



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